                                                                   Exhibit 25.02


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ___

                                   ----------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

A National Banking Association                            36-0899825
                                                          (I.R.S. employer
                                                          identification number)

One First National Plaza, Chicago, Illinois               60670-0126
(Address of principal executive offices)                  (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                          Chicago, Illinois 60670-0286
             Attn: Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, address and telephone number of agent for service)

                                   ----------

                                 Citigroup Inc.
               (Exact name of obligor as specified in its charter)

                Delaware                                    52-1568099
     (State or other jurisdiction of                     (I.R.S. employer
     incorporation or organization)                   identification number)

          153 East 53rd Street
              New York, NY                                     10043
(Address of principal executive offices)                    (Zip Code)

                          Subordinated Debt Securities
                         (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

            (a) Name and address of each examining or supervising authority to which it is subject.

            Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

            (b) Whether it is authorized to exercise corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

            No such affiliation exists with the trustee.

Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

            1. A copy of the articles of association of the trustee now in effect.*

            2. A copy of the certificates of authority of the trustee to commence business.*

            3. A copy of the authorization of the trustee to exercise corporate trust powers.*

            4.    A copy of the existing by-laws of the trustee.*

            5.    Not Applicable.

            6. The consent of the trustee required by Section 321(b) of the Act.

            7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

            8.    Not Applicable.

            9.    Not Applicable.

            Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 24th day of November, 1998.

                                    The First National Bank of Chicago,
                                    Trustee

                                    By /s/ Sandra L. Caruba
                                       -------------------------------
                                       Sandra L. Caruba
                                       Vice President

* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc. filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                           November 24, 1998

Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Citigroup Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                          Very truly yours,

                                          The First National Bank of Chicago

                                          By: /s/ Sandra L. Caruba
                                              ------------------------------
                                              Sandra L. Caruba
                                              Vice President

                                    EXHIBIT 7

Legal Title of Bank:  The First National Bank of Chicago Call Date: 06/30/98
                      ST-BK:  17-1630 FFIEC 031
Address:              One First National Plaza, Ste 0460               Page RC-1
City, State  Zip:     Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                        Dollar Amounts in thousands    C400
                                                                          RCFD      BIL MIL THOU       ----
                                                                          ----      ------------
ASSETS
1.  Cash and balances due from depositary institutions (from              RCFD
    Schedule RC-A):                                                       ----
    a. Noninterest-bearing balances and currency and coin(1) .........    0081         4,490,272        1.a
    b. Interest-bearing balances(2) ..................................    0071         5,586,990        1.b
2.  Securities
    a. Held-to-maturity securities (from Schedule RC-B, column
       A) ............................................................    1754                 0        2.a
    b. Avaialble-for-sale securities (from Schedule RC-B, column
       D) ............................................................    1773         8,974,952        2.b
3.  Federal funds sold and securities purchased under agreements to
    resell ...........................................................    1350         5,558,583        3.
4.  Loans and lease financing receivables:                                RCFD
                                                                          ----
    a. Loans and leases, net of unearned income (from Schedule
       RC-C) .........................................................    2122        28,257,868        4.a
    b. LESS:  Allowance for loan and lease losses ....................    3123           413,742        4.b
    c. LESS:  Allocated transfer risk reserve ........................    3128                 0        4.c
                                                                          RCFD
    d. Loans and leases, net of unearned income, allowance, and           ----
       reserve (item 4.a minuts 4.b and 4.c) .........................    2125        27,844,126        4.d
5.  Trading assets (from Schedule RD-D) ..............................    3545         6,073,169        5.
6.  Premises and fixed assets (including capitalized leases) .........    2145           721,430        6.
7.  Other real estate owned (from Schedule RC-M) .....................    2150             6,827        7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) ...................................    2130           184,515        8.
9.  Customers' liability to thgis bank on acceptance outstanding .....    2155           310,026        9.
10. Intangible assets (from Schedule RC-M) ...........................    2143           302,859        10.
11. Other assets (from Schedule RC-F) ................................    2160         2,137,491        11.
12. Total Assets (sum of items 1 through 11) .........................    2170        62,191,240        12.
LIABILITIES
13. Deposits: ........................................................    RCON
    a. In domestic offices (sum of totals of columns A and C from         ----
       Schedule RC-E, part 1) ........................................    2200        21,810,607        13.a
       (1) Noninterest-bearing(1) ....................................    6631         9,864,956        13.a1
       (2) Interest-bearing ..........................................    6636        11,945,651        13.a2
                                                                          RCFN
                                                                          ----
    b. In foreign offices, Edge and Agreement subsidiaries, and           2200        15,794,963        13.b

                                                                                  Dollar Amounts in thousands    C400
                                                                                    RCFD      BIL MIL THOU       ----
                                                                                    ----      ------------
       IBFs (from Schedule RC-E, part II)
       (1) Noninterest bearing .......................................              6631            482,528       13.b1
       (2) Interest-baring ...........................................              6636         15,312,435       13.b2
14. Federal funds purchased and securities sold under agreements                    RCFD
    to repurchase: ...................................................              2800          3,858,711       14
15. a. Demand notes issued to the U.S. Treasury ......................              RCON
                                                                                    2840          1,444,748       15.1
    b. Trading Liabilities (from Schedule RC-D) ......................              RCFD
                                                                                    3548          5,661,633       15.b
16. Other borrowed money: ............................................              RCFD
                                                                                    ----
    a. With original maturity of one year or less ....................              2332          4,356,061       16.a
    b. With original  maturity of more than one year .................              A547            385,550       16.b
    c. With original maturity of more than three years ...............              A548            320,386       16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding ..........              2920            310,026       18.
19. Subordinated notes and debentures ................................              3200          2,200,000       19.
20. Other liabilities (from Schedule RC-G) ...........................              2930          1,176,564       20.
21. Total liabilities (sum of items 13 through 20) ...................              2948         57,319,249       21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ....................              3838                  0       23.
24. Common stock .....................................................              3230            200,858       24.
25. Surplus (exclude all surplus related to preferred stock) .........              3839          3,188,187       25.
26. a. Undivided profits and capital reserves ........................              3632          1,467,324       26.a
    b. Net unrealized holding gains (losses) on available-for-
       sale securities ...............................................              8434             18,040       26.b
27. Cumulative foreign currency translation adjustments ..............              3284             (2,418)      27.
28. Total equity capital (sum of items 23 through 27) ................              3210          4,871,991       28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28) ............................              3300         62,191,240       29.

Memorandum
To be reported only with the March Report of Condition                              Number             RCFD
1. Indicate in the box at the right the number of the statement below that best describes the  most comprehensive level of auditing work performed for the bank by independent external auditors as
   of any date during 1996                                                                             6724       M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company con ducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank sepa rately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4. = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5  =  Review of the bank's financial statements by external auditors

6  =  Compilation of the bank's financial statements by external auditors

7  =  Other audit procedures (excluding tax preparation work)

8  =  No external audit work

----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

                              Exhibit 7 to Form T-1

                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                 at the close of business September 30, 1998, in
           accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                  Dollar Amounts
                                       ASSETS                        in Millions

Cash and balances due from depository institutions:
   Noninterest-bearing balances and
   currency and coin ............................................       $ 11,951
   Interest-bearing balances ....................................          4,551
Securities:
Held to maturity securities .....................................          1,740
Available for sale securities ...................................         48,537
Federal funds sold and securities purchased under
   agreements to resell .........................................         29,730
Loans and lease financing receivables:
   Loans and leases, net of unearned income   $127,379
   Less: Allowance for loan and lease losses     2,719
   Less: Allocated transfer risk reserve             0
                                              --------
   Loans and leases, net of unearned income,
   allowance, and reserve .......................................        124,660
Trading Assets ..................................................         51,549
Premises and fixed assets (including capitalized
   leases) ......................................................          3,009
Other real estate owned .........................................            272
Investments in unconsolidated subsidiaries and
   associated companies .........................................            300
Customers' liability to this bank on acceptances
   outstanding ..................................................          1,329
Intangible assets ...............................................          1,429
Other assets ....................................................         13,563
                                                                          ------

TOTAL ASSETS ....................................................       $292,620
                                                                        ========

                                   LIABILITIES

Deposits
   In domestic offices ...........................................      $ 98,760
   Noninterest-bearing .............................      $ 39,071
   Interest-bearing ................................        59,689
                                                          --------
   In foreign offices, Edge and Agreement,
   subsidiaries and IBF's ........................................        75,403
   Noninterest-bearing ...........................................      $  3,877
   Interest-bearing ..............................................        71,526

Federal funds purchased and securities sold under
agreements to repurchase .........................................        34,471
Demand notes issued to the U.S. Treasury .........................         1,000
Trading liabilities ..............................................        41,589

Other borrowed money (includes mortgage indebtedness
   and obligations under capitalized leases):
   With a remaining maturity of one year or less .................         3,781
   With a remaining maturity of more than one year
   through three years ...........................................           213
   With a remaining maturity of more than three years ............           104
Bank's liability on acceptances executed and outstanding .........         1,329
Subordinated notes and debentures ................................         5,408
Other liabilities ................................................        12,041

TOTAL LIABILITIES ................................................       274,099
                                                                         -------

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus ....................             0
Common stock .....................................................         1,211
Surplus (exclude all surplus related to preferred stock) .........        10,441
Undivided profits and capital reserves ...........................         6,287
Net unrealized holding gains (losses)
on available-for-sale securities .................................           566
Cumulative foreign currency translation adjustments ..............            16

TOTAL EQUITY CAPITAL .............................................        18,521
                                                                          ------

TOTAL LIABILITIES AND EQUITY CAPITAL .............................      $292,620
                                                                        ========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate
Federal regulatory authority and is true to the best of my knowledge and belief.

                                          JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                          WALTER V. SHIPLEY       )
                                          THOMAS G. LABRECQUE     ) DIRECTORS
                                          WILLIAM B. HARRISON, JR.)


                                -5-